SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
AMENDMENT NO. ___
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12
PRINCIPAL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PROXY LITE MESSAGE DRAFT SAMPLE:
Principal Funds
PROXY LITE MESSAGE TO BE SENT CLOSE TO MEETING - SAMPLE
“Hello, this is Mike Beer, CEO and President of Principal Funds with an urgent request.
This is likely one of many calls you have received regarding our annual shareholder meeting, which has been adjourned to May 22nd.  I am calling to ask that you take a minute to cast your vote in connection with this meeting.
You may vote your shares now by pressing 1 at any time to be immediately connected with a Broadridge proxy specialist.
Your participation is important, and your vote today will help the company hold the meeting as rescheduled, avoid additional costs, and will cease the communications to you about the vote.
If you received this as a voice mail message, please contact Broadridge at 844-749-3636, that’s 844-749-3636, for help with voting your shares.
Our Board recommends that you vote FOR the proposals.
We appreciate your investment in Principal Funds and thank you for your vote.”